UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2005

Paxson Communications Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 30, 2005, Paxson Communications Corporation (the "Company") issued and sold, in a private offering under Rule 144A under the Securities Act of 1933, as amended, $400 million of First Priority Senior Secured Floating Rate Notes due 2012 and $405 aggregate principal amount of Second Priority Senior Secured Floating Rate Notes due 2013. The Company also entered into a $325 million First Priority Term Loan which matures in January 2012. The First Priority Notes and the First Priority Term Loan bear interest at three month LIBOR plus 3.25%. The Second Priority Notes bear interest at three month LIBOR plus 6.25%.

The Company also completed the cash tender offer that it commenced on December 1, 2005, for all of its outstanding Senior Secured Floating Rate Notes due 2010, 12 1/4% Senior Subordinated Discount Notes due 2009 and 10 3/4% Senior Subordinated Notes due 2008 (collectively, the "Existing Notes"), and the related solicitation of consents to amend each of the indentures under which the Existing Notes were issued. As of the expiration of the tender offer at 12:00 a.m. on December 30, 2005, the Company had received and accepted for payment tenders of $1.039 billion aggregate principal amount of Existing Notes, and related consents sufficient to permit it to amend the indentures governing the Existing Notes as described in the consent solicitation materials. On December 30, 2005, the Company and The Bank of New York, the trustee under the indentures, executed supplemental indentures amending each of the indentures as described in the consent solicitation materials. The supplemental indentures eliminate most of the restrictive covenants in the indentures, reduce certain redemption notice periods and make other changes. The Company issued redemption notices with respect to the $22.6 million balance of the Existing Notes that remained outstanding after the tender offer, pursuant to which those Existing Notes will be redeemed by January 15, 2006.

The Company used the proceeds of the offering of the First Priority Notes and the Second Priority Notes and its borrowing of the First Priority Term Loan to pay the purchase price for the tendered Existing Notes, to fund the redemption price for the balance of the Existing Notes, and to pay fees and expenses incurred in the transactions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paxson Communications Corporation

December 30, 2005	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary & Chief Legal Officer